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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Sinclair Broadcast Group, Inc. for the registration of $100,000,000 of 8% Senior Subordinated Notes due 2012 and to the incorporation by reference therein of our report dated February 10, 2003, with respect to the consolidated financial statements and schedules of Sinclair Broadcast Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Baltimore, Maryland
July 31, 2003

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  Exhibit 23.1
Consent of Independent Auditors